Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HCSB Financial Corp.
   --------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:


         (2)  Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:


         (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:


         (2)  Form, Schedule or Registration Statement No.:


         (3)  Filing Party:


         (4)  Date Filed:

                              HCSB FINANCIAL CORP.
                                5201 Broad Street
                           Loris, South Carolina 29569

                    Notice of Annual Meeting of Shareholders


Dear Fellow Shareholder:

         We cordially invite you to attend the 2002 Annual Meeting of Shareholders of HCSB Financial Corp., the holding company for Horry County State Bank. At the meeting, we will report on our performance in 2001 and answer your questions. We are excited about our accomplishments in 2001 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on April 18, 2002 at 7:00 p.m. at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina for the following purposes:

         1.       To elect six members to the Board of Directors;

         2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on February 22, 2002 are entitled to attend and vote at the meeting. A complete list of shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                           By order of the Board of Directors

                                           /s/ James R. Clarkson

                                           James R. Clarkson
                                           President and Chief Executive Officer


Loris, South Carolina
March 22, 2002

                              HCSB FINANCIAL CORP.
                                5201 Broad Street
                           Loris, South Carolina 29569


                    Proxy Statement For The Annual Meeting of
                    Shareholders to be Held on April 18, 2002


         Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               Voting Information

         The Board set February 22, 2002 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,002,770 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint Hoyt J. Hardee and B. Kemp Floyd, Jr. as your representatives at the meeting. Mr. Hardee and Mr. Floyd will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Hardee and Mr. Floyd will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election of Directors". We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Hardee and Mr. Floyd will vote your proxy on such matters in accordance with their judgement.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 22, 2002.


                      Proposal No 1: Election of Directors

                  The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class III directors will expire at the meeting. The terms of the Class I directors expire at the 2003 Annual Shareholders Meeting. The terms of the Class II directors will expire at the 2004 Annual Shareholders Meeting. Our directors and their classes are:

          Class I                  Class II                    Class III
          -------                  --------                    ---------
    D. Singleton Bailey        William H. Caines        Russell R. Burgess, Jr.
    Franklin C. Blanton        James R. Clarkson          Tommie W. Grainger
     T. Freddie Moore         J. Lavelle Coleman           Gwyn G. McCutchen
  Carroll D. Padgett, Jr.      Boyd R. Ford, Jr.             Bill G. Page
                               Randy B. Hardee

         Because he desires to pursue other interests, Mr. Bill G. Page will not stand for reelection to the Board of Directors at the meeting. In addition to the remaining Class III directors, the Board has nominated three additional persons as Class III directors and will increase the size of the Board from 13 to 15. We ask you to join us in recognizing Mr. Page for his service to our bank and to our company.

         Shareholders will elect six nominees as Class III directors at the meeting to serve a three-year term, expiring at the 2005 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the six nominees receiving the highest number of votes will be elected.

         The Board of Directors recommends that you elect Johnny C. Allen, Clay
D. Brittain, III, Russell R. Burgess, Jr., Larry G. Floyd, Tommie W. Grainger, and Gwyn G. McCutchen, as Class III directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Hardee and Mr. Floyd will vote your proxy to elect Mr. Allen, Mr. Brittain, III, Mr. Burgess, Mr. Floyd, Mr. Grainger, and Mr. McCutchen. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Hardee and Mr. Floyd will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees:

         Johnny C. Allen, 55, has served as the Horry County treasurer since 1983. Mr. Allen attended the University of South Carolina.

         Clay D. Brittain, III, 47, earned his Bachelor degree at Wofford College in 1977 and attended the University of South Carolina Law School where he earned his Juris Doctorate in 1980. Mr. Brittain is an attorney at The Thompson Law Firm, P.A., where he has served since 1988.

         Russell R. Burgess, Jr., 59, has served as a director of the company since its formation in 1999 and of the bank since 1998. Mr. Burgess is the owner of Aladdin Realty Company and also the owner and broker-in-charge of Burgess Realty & Appraisal Service. Mr. Burgess is serving his fourth term as a member of the North Myrtle Beach City Council. Mr. Burgess has been a member of the North Myrtle Beach Planning Commission for the past six years. Mr. Burgess received a B.S. degree in biology from Campbell University in 1966. Mr. Burgess is a licensed real estate broker.

         Larry G. Floyd, 61, attended the University of South Carolina and the Ringling School of Art in Sarasota, Florida. He has been the president of Floyds Insulation since 1975. Mr. Floyd is also the president of Cherry Grove Sales and Rentals since 1987.

         Tommie W. Grainger, 62, has served as a director of the company since its formation in 1999 and of the bank since 1998. Mr. Grainger is the president of Coastal Timber Co., Inc. Mr. Grainger previously owned WJXY, an AM/FM radio station. Mr. Grainger attended the Forest Ranger School of the University of Florida in 1959.

         Gwyn G. McCutchen, 57, has served as a director of the company since its formation in 1999 and of the bank since 1987. Dr. McCutchen is a dentist. Dr. McCutchen received his B.S. degree in Biology in 1966 from Presbyterian College and his D.D.S. from the Medical College of Virginia Dentistry in 1970.

         Set forth below is also information about each of the company's other directors and each of its executive officers. Each of the following directors is also a director of the subsidiary bank.

         D. Singleton Bailey, 51, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Bailey is the president of Loris Drug Store, Inc., located in Loris, South Carolina. Mr. Bailey received a B.A. degree in Sociology from Wofford College in 1972.

         Franklin C. Blanton, 57, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Blanton is the president of Blanton Supplies, Inc., and has served as president of Independent Builders Supply, Inc. and also the vice president of the Coastal Carolina Education Foundation. Mr. Blanton received a B.S. degree in Business Administration in 1968 from Campbell University.

         Glenn R. Bullard, 52, is the executive vice president of the bank. Mr. Bullard served as a vice president and manager of the bank's Little River office from February 1997 through December 1999. Mr. Bullard received his B.S. degree in Business Administration from the University of South Carolina in 1977.

         William H. Caines, 65, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Caines received a B.S. degree in Physical Education from Erskine College in 1962. Mr. Caines is currently the president of Caines Realty and Appraisals Inc. and of Blackburn Insurance, Inc.

         James R. Clarkson, 50, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Clarkson is the president and chief executive officer of the company and the bank. Mr. Clarkson also serves as a director of the Horry Telephone Coop., Inc. Mr. Clarkson received his B.A. degree in economics from Clemson University in 1973.

         J. Lavelle Coleman, 62, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Coleman is the president of Tabor City Oil, Inc. Mr. Coleman serves on the board of directors of Tabor City Recreation Community. Mr. Coleman attended East Carolina University.

         Boyd R. Ford, Jr., 62, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Ford is retired from Ford's Fuel Service, Inc. and Ford's Propane Gas, Inc. Mr. Ford received a B.S. degree in Business Administration from the University of South Carolina in 1962.

         Loretta B. Gerald, 54, is our vice president, cashier, and internal auditor. Ms. Gerald, who attended Coastal Carolina University, joined us in December 1987 in our operations area and has held positions of increasing responsibility since then, including management of the accounting, proofing, and auditing departments and assistant vice president.

         Michael W. Hambrick, 44, is our chief financial officer and head of personnel for our bank since November 2001. Mr. Hambrick obtained his B.A. degree in Political Science from the University of South Carolina in 1979. He also served as an account manager with Employer Service Group from January of 2001 through November 2001. Prior to 2001, he served as a securities broker at First South Carolina Securities, Inc. since August of 1985.

         Randy B. Hardee, 44, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Hardee is the president of Hardee Business Services. Mr. Hardee received his B.S. degree in accounting from Clemson University in 1979.

         T. Freddie Moore, 61, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Moore is the president of Gateway Drug Store, Inc. Mr. Moore received a B.S. degree in Pre-Medicine from The Citadel in 1963 and a B.S. degree in Pharmacy from the Medical College of South Carolina in 1966.

         Carroll D. Padgett, Jr., 54, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Padgett is a practicing attorney at Carroll D. Padgett, Jr., P.A. Mr. Padgett received a B.A. degree in Political Science from the University of Georgia in 1969 and received his Juris Doctorate from the University of South Carolina School of Law in 1972.

         Bill G. Page, 67, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Page is the president of Page Chemical Co., Inc. Mr. Page is also the manager of Twin City Farmers Cooperative, Inc. Mr. Page received his B.S. degree in Agriculture Education from Clemson College in 1956.

                 Summary of Cash and Certain Other Compensation

         The following table shows the cash compensation paid by our company or its subsidiary bank to our chief executive officer and president for the years ended December 31, 2001, 2000 and 1999. No other executive officers of the company or the bank earned total annual compensation, including salary and bonus, in excess of $100,000 in 2001.

                           Summary Compensation Table

                                                                                                 Long Term
                                                                                                Compensation
                                                           Annual Compensation (1)                 Awards
                                                        -------------------------------    ----------------------
                                                                           Other Annual     Number of Securities
Name and Principal Position               Year      Salary      Bonus      Compensation      Underlying Options
---------------------------               ----      ------      -----      ------------      ------------------

James R. Clarkson                          2001   $125,000     $3,604         $16,108               ____
   President and CEO                       2000   $120,000     $4,800         $14,668               ____
                                           1999   $107,719     $2,019         $11,217               ____


(1) Includes employees life, disability and health insurance benefits, retirement fund contributions, and directors fees.


Director Compensation

         During the year ended December 31, 2001, directors received fees of $250 per month in director fees and $100 for attendance at each committee meeting.

                          Security Ownership of Certain
                        Beneficial Owners and Management
General

         The following table shows how much common stock is owned by our directors and executive officers and by owners of more than 5% of the outstanding common stock, as of February 22, 2002.

                                                Number of Shares    Percentage of Beneficial
       Name                                         Owned(1)                Ownership
       ----                                         --------             ------------
       Johnny C. Allen                                 100                        *
       D. Singleton Bailey                          16,952                     1.61%
       Franklin C. Blanton                          32,296(2)                  3.07%
       Clay D. Brittain, III                           100                        *
       Glenn R. Bullard                              2,092                        *
       Russell R. Burgess, Jr.                         850                        *
       William H. Caines                             2,058                        *
       James R. Clarkson                             8,613                        *
       J. Lavelle Coleman                            6,314                        *
       Larry G. Floyd                                4,085                        *
       Boyd R. Ford, Jr.                            36,583                     3.48%
       Loretta B. Gerald                               463                        *
       Tommie W. Grainger                            7,282                        *
       Michael W. Hambrick                              21                        *
       Randy B. Hardee                              12,808                     1.22%
       Gwyn G. McCutchen                            10,461                        *
       T. Freddie Moore                              7,093                        *
       Carroll D. Padgett, Jr.                      10,747                     1.02%
       Bill G. Page                                  3,103                        *
       Executive officers and directors as a       162,021                    16.16%
       group (19 persons)
-----------------------
* Less than 1%


(1)   Includes shares for which the named person:
      o  has sole voting and investment power,
      o  has shared voting and investment power with a spouse, or
      o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

     Does not include shares that may be acquired by exercising stock options.

(2) The 32,296 shares listed for Mr. Blanton include 14,361 shares held by Blanton Supplies of Little River, Inc., 1,772 shares held by Blanton Supplies of Loris, Inc., and 1,076 shares held by Blanton Family Partnership, each of which Mr. Blanton controls in excess of 10% ownership.

                Meetings and Committees of the Board of Directors

         During the year ended December 31, 2001, the Board of Directors of the company held thirteen (13) meetings and the Board of Directors of the bank held fifteen (15) meetings. All of the directors of the company and of the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

         The Board of Directors of the company serves as the Compensation Committee and as the Nominating Committee. The Board of Directors has appointed an Audit Committee.

         Audit Committee. The Audit Committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory agencies and the bank's internal auditor and determining that all audits and examinations required by law are performed. The Committee reports its findings to the Board of Directors. The Audit Committee also recommends to the Board of Directors the appointment of the independent accounting firm. During 2001, the Audit Committee met two (2) times. The members of the Audit Committee in 2001 were Randy B. Hardee, D. Singleton Bailey, William H. Caines, and J. Lavelle Coleman. Each of these members is considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

         The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

         The Audit Committee has reviewed and discussed with management the audited financial statement. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from the company and its management. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the company's Board of Directors that the audited financial statements be included in the company's Annual Report on SEC Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the SEC.

         The report of the Audit Committee is included herein at the direction of its members, Mssrs. Hardee, Bailey, Caines and Coleman.

                                   Audit Fees

         The aggregate fees billed for professional services rendered by the independent auditors during the company's 2001 fiscal year for review of the company's annual financial statements and those financial statements included in the company's quarterly reports filed on SEC Form 10-QSB totaled $33,600.

          Financial Information Systems Design and Implementation Fees

         The company did not engage the independent auditors to provide, and the independent auditors did not bill for, professional services regarding financial information systems design and implementation during the company's 2001 fiscal year.

                                 All Other Fees

         The aggregate fees billed for non-audit services rendered by the independent auditors during the company's 2001 fiscal year totaled $23,980. Other non-audit services included an examination of our information technology systems, assistance in preparing our Form 10-KSB and our Registration Statement on Form S-2, Federal Home Loan Bank, Mortgage Loan Collateral Verification Procedures and tax consulting and planning.

                 Certain Relationships and Related Transactions
           Interests of Management and Others in Certain Transactions


         The company and the bank have banking and other transactions in the ordinary course of business with directors and officers of the company and the bank and their affiliates. It is the company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the company or the bank. Loans to individual directors and officers must also comply with the bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The company intends for all of its transactions with its affiliates to be on terms no less favorable to the company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

               Compliance with the Securities Exchange Act of 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the company's directors, its executive officers, and certain individuals are required to report periodically their ownership of the company's common stock and any changes in ownership to the SEC. Based on review of Forms 3, 4, and 5 and any representations made to the company, the company believes that all such reports for these persons were filed in a timely fashion during 2001.

                               Independent Auditor

         The company has selected Tourville, Simpson & Caskey, L.L.P. to serve as the independent auditor to the company for the year ending December 31, 2002. We do not expect a representative from this firm to attend the meeting.


        Shareholder Proposals for the 2003 Annual Meeting of Shareholders

         If shareholders wish a proposal to be included in the company's proxy statement and form of proxy relating to the 2003 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the company no later than November 22, 2002. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the company's bylaws relating to shareholder proposals in order to be included in the company's proxy materials.


March 22, 2002

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                              HCSB FINANCIAL CORP.
                          To be held on April 18, 2002


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Hoyt J. Hardee and B. Kemp Floyd, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of HCSB Financial Corp. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Center for Health and Fitness at 3207 Casey Street, Loris, South Carolina, at 7:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: "for" the proposal to elect the six identified Class III directors to serve on the board of directors each for three-year terms.

1. PROPOSAL to elect the six identified Class III directors to serve for three year terms.

       Johnny C. Allen
       Clay D. Brittain, III
       Russell R. Burgess, Jr.
       Larry G. Floyd
       Tommie W. Grainger
       Gwyn G. McCutchen

         |_|  FOR all nominees                  |_|  WITHHOLD AUTHORITY
              listed (except as marked to            to vote for all nominees
              the contrary)

     (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).




                                           Dated:                       , 2002
                                                 -----------------------

--------------------------------        ------------------------------------
Signature of Shareholder(s)                Signature of Shareholder(s)

--------------------------------        ------------------------------------
Print name clearly                         Print name clearly


Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.